Todd D. Chisholm, Audit Partner

Nephi J. Bierwolf, Tax Partner

Troy F. Nilson, Audit Partner

Shauna S. Howe, Audit Partner

CHISHOLM, BIERWOLF & NILSON, LLC - Certified Public Accountants

533 West 2600 South, Suite 25

Bountiful, Utah 84010

Phone:  (801) 292-8756

Fax:  (801) 292-8809

www.cbncpa.com

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:

China Shen Zhou Mining & Resources, Inc.

Gentlemen:

We have read Item 4.01 included in the Form 8-K dated February 27, 2007 of China Shen Zhou Mining & Resources, Inc. (formerly Earth Products & Technologies, Inc.) (Commission File No. 033-03385-LA) filed with the U.S. Securities and Exchange Commission and are in agreement with the statement contained therein as they relate to our firm. We are not in a position to agree or disagree with the disclosures regarding Horwath International or e-Fang.

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC

Bountiful, Utah

March 1, 2007

Member of AICPA, UACPA & Registered with PCAOB